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                                                                    EXHIBIT 5.1

                 [LETTERHEAD OF MICHAEL, BEST & FRIEDRICH LLP]


                                January 6, 1998



Bone Care International, Inc.
313 West Beltline Highway
Madison, Wisconsin  53713

          Re:  Bone Care International, Inc. -- 3,000,000 Shares
               of Common Stock, no par value
               -----------------------------

Ladies and Gentlemen:

          We are Wisconsin counsel to Bone Care International, Inc., a Wisconsin corporation (the "Company"). We are familiar with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 3,000,000 shares of Common Stock, no par value (the "Shares"), of the Company to be offered by the Company.

          We are also familiar with the Articles of Amendment and Restated Articles of Incorporation, as amended, and the By-laws of the Company and the proceedings to date with respect to the proposed offering and sale of the Shares. In this connection, we have examined originals or copies of originals certified to our satisfaction, of such documents, certificates and records, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company and the underwriters named therein (the "Underwriting Agreement"), will have been duly executed and delivered.
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          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Wisconsin.

          2. The Shares will, when certificates representing the Shares shall have been duly executed, countersigned and registered and delivered against receipt by the Company of the consideration provided in the Underwriting Agreement, be legally issued, fully paid and nonassessable, except to the extent that such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law.

          This opinion is limited to the laws of the State of Wisconsin. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                        Very truly yours,



                                        Michael, Best & Friedrich